UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________
FORM 8-K
_________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  September 20, 2016
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MVB FINANCIAL CORP.
(Exact name of registrant as specified in its charter)
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WV	000-50567	20-0034461
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)
301 Virginia Avenue, Fairmont, WV 26554-2777
(Address of Principal Executive Offices) (Zip Code)
304-363-4800
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Director of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors of MVB Financial Corp. (“MVB”) expanded the number of directors to twelve and elected Gary A. LeDonne as a director, subject to the approval of the shareholders of MVB at the next annual meeting of MVB shareholders, which is scheduled for May 16, 2017, to serve for a term to be defined at the same MVB annual meeting. Mr. LeDonne, 56, will serve as a Member of the Audit, Finance, and ALCO Committees of MVB and as a Member of the Board of Directors of its subsidiary, MVB Bank, Inc. (the “Bank”).

Mr. LeDonne is currently an Executive in Residence, at the West Virginia University College of Business and Economics where he teaches income tax accounting, serves as Master of Professional Accountancy Program Coordinator and regularly counsels students on career development.

Prior to joining West Virginia University, Mr. LeDonne served as a Regional Tax Managing partner with Ernst & Young (EY). Gary’s regional responsibility spanned twelve offices located in WV, OH, PA, VA, KY, MD and DC. Over the course of his career Gary was based in the Pittsburgh, Columbus and New York City offices of EY. During his three decades of experience in public accounting he worked with hundreds of companies including the world’s largest global companies and many privately owned businesses. He also has an extensive background in strategy development, succession planning and talent management. Throughout his career with EY, Gary served banking, insurance and capital market clients.

Mr. LeDonne received his Bachelor of Science degree from Fairmont State College and his Master Professional Accountancy degree from West Virginia University. He is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants and the American Accounting Association. Mr. LeDonne currently serves as Vice Chair of the Fairmont State University Foundation Board and is a member of the WVU College of Business and Economics Visiting Committee. Gary and his wife, Renee, reside in Morgantown, W.Va.

Prior to being elected as a director of MVB, Mr. LeDonne purchased 20,000 shares of MVB stock in the open market through 14 separate transactions at an aggregate price of $256,187.20. More specifically, the transactions were: on February 26, 2016, 1,000 shares at $11.41 per share (for a total of $11,410.00); on March 3, 2016, 636 shares at $9.76 per share (for a total of $6,207.36); on March 31, 2016, 5,000 shares at $13.55 per share (for a total of $67,750.00); on April 11, 2016, 800 shares at $13.11 (for a total of $10,488.00); on April 18, 2016, 900 shares at $13.01 per share (for a total of $11,709.00); also on April 18, 2016, 664 shares at $13.05 per share (for a total of $8,665.20); on April 22, 2016, 100 shares at $13.07 per share (for a total of $1,307.00); also on April 22, 2016, 1,336 shares at $13.00 per share (for a total of $17,368.00); on April 25, 2016, 1,564 shares at $13.01 per share (for a total of $20,347.64); on June 15, 2016, 3,000 shares at $12.38 per share (for a total of $37,140.00); on July 13, 2016, 1,000 shares at $11.96 per share (for a total of $11,960.00); on August 4, 2016, 700 shares at $12.51 per share (for a total of $8,757.00); on August 22, 2016, 1,300 shares at $13.06 per share (for a total of $16,978.00); and on August 25, 2016, 2,000 shares at $13.05 per share (for a total of $26,100.00).

A copy of the press release is attached as Exhibit 99.1 to this Report.

Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits.

99.1	Press release: MVB Financial Corp. Names New Board Member

EXHIBIT INDEX

Exhibit Number    Description                                Exhibit Location

99.1            Press release issued by MVB Financial Corp. on September 22, 2016    Filed herewith

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MVB Financial Corp.
By	/s/ Larry F. Mazza
Larry F. Mazza President/ Chief Executive Officer
Date: September 22, 2016